Exhibit 10.15

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PLANT CONSTRUCTION REIMBURSEMENT AND

SALES AGREEMENT BETWEEN

GREAT NORTHERN SAND LLC

AND

GREEN FIELD ENERGY SERVICES, L.L.C.

This Agreement is entered into as of October 28, 2011 (“Effective Date”) by and between Green Field Energy Services, L.L.C. (“Buyer”) and Great Northern Sand LLC (“Seller”).

1.	Seller will sell to Buyer, and Buyer will purchase from Seller, northern white grade 20/40 frac sand, northern white grade 30/50 and northern white grade 40/70 sand (the “Material”), in the volumes, at the prices, and on the delivery terms set forth below. The Material will conform to Seller’s standard specifications, which conform to API Specification 56, or such other specifications as may be established by written agreement of the parties. As used herein, “short ton” and “ton” are both defined to mean a total weight of 2,000 lbs.

Buyer Locations	Seller Plant	“Yearly Volume” of Material each “Contract Year”	Packaging	Price Per Short Ton	Delivery Terms
Buyer’s U.S. facilities	Plant located on Union Pacific Connector Railroad in Wisconsin	[***] short tons of northern white sand 20/40 [***] short tons of northern white sand 30/50 [***] short tons of northern white sand 40/70	bulk	See attached Exhibit B	F.O.B. Seller Plant

2.	(a) Seller will use commercially reasonable efforts to construct a new plant (“New Plant”) located in Wisconsin and have it commissioned and operating as intended by Seller, all as determined by Seller, on or before July 1, 2012

(b) For purposes of this Agreement, the term “Contract Year” shall mean the period of twelve consecutive calendar months beginning on July 1, 2012, and each of the three (3) successive periods of twelve calendar months occurring immediately thereafter ending June 30, 2016.

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(c) Subject to subsection 2(e) below, during each Contract Year, Buyer will purchase from Seller, and Seller will sell to Buyer, an amount of Material equal to the Yearly Volume as set forth above. Buyer will order Material hereunder from Seller in generally even monthly proportions. Subject to the availability of sufficient railcars, shipments of Material purchased and sold hereunder will be scheduled in reasonably equal monthly proportions. Provided that Buyer orders Material from Seller in generally even monthly proportions, the Yearly Volume shall be reduced on a pro rata basis for the subject Contract Year to the extent that Seller is unable to provide an uninterrupted supply of Material due to the unavailability of sufficient railcars.

(d) In the event that the date the New Plant is commissioned and operating as intended by Seller, all as determined by Seller, occurs after July 1, 2012, then (i) the term of this Agreement during which Buyer is required to purchase from Seller, and Seller required to sell to Buyer, Material shall be shortened by one (1) calendar month for each calendar month, or each part of an incomplete calendar month exceeding fifteen (15) days, occurring between July 1, 2012 and the date the New Plant is commissioned and operating as intended by Seller; and (ii) the Yearly Volume shall be reduced on a pro rata basis with respect to any affected Contract Year for the purpose of determining the liquidated damages described in Section 4 below

3.	An advance payment (“Advance Payment”) of [***] per ton for each ton produced under this Agreement ([***] total) shall be paid on the following schedule:

(a) [***]) on or before November 15, 2011

(b) [***]) on February 1, 2011

(c) [***]) on April 1, 2012

(d) [***]) on commissioning and operations of the Plant and shipping rail car to Buyer, or if Buyer does not request shipment of product, Seller’s demonstrated ability to ship a rail car to Buyer.

For purposes of illustration, if the yearly commitment was for [***] tons per year, then the total commitment under the Agreement would be for [***] tons total. The total Advance Payment for this scenario would be [***] and each of these [***] payments would be [***]. The total Advance Payment would be rebated at a credited rate of [***] per ton against the price per ton in effect at the time for the first 899,820 tons of Material actually ordered, shipped, and invoiced to the Buyer.

4.	(a) In the event that Buyer fails to purchase the Yearly Volume of Material from Seller during any Contract Year, Buyer shall either:

(i)	Pay to Seller within thirty days of the end of such Contract Year, as liquidated damages (“Liquidated Damages”), an amount equal to [***] multiplied by the amount by which the Yearly Volume exceeds the short tons of such Material that Buyer actually purchased from Seller hereunder during that Contract Year (“Shortfall Volume”); or

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(ii)	Inform Seller that Buyer wishes to increase the Yearly Volume commitment for the following year by an amount no greater than ten percent (10%) of the Yearly Volume (maximum “Rollover Volume” equals Yearly Volume times 10%) and Buyer shall pay to Seller within thirty days of the end of such subsequent Contract Year, as Liquidated Damages, an amount equal to [***]/ton multiplied by the amount in short tons by which the Shortfall Volume exceeds the Rollover Volume. For purposes of illustration, if Buyer were to have an Annual Volume of 300,000 tons, and did not purchase 45,000 tons of the Annual Volume in a Contract Year, then the Rollover Volume would be 30,000 tons, making the subsequent Contract Year Annual Volume equal to 330,000 tons, and Buyer would owe Seller liquidated damages on 15,000 tons (15,000 times [***] per ton equals [***]).

(b) In either case of choice above of (i) or (ii) above of this section 4(a), Buyer will have the opportunity to recover the Liquidated Damages paid by increasing the total volume of Material under this Agreement by the same volume as the Liquidated Damages is calculated on (“Extension Volume”). This increased volume will have the effect of extending the termination date will by a number of days equal to the Extension Volume firstly being divided by the Yearly Volume and then secondly multiplying that result by 365 and then thirdly rounding the answer upward to the next whole day. For purposes of illustration, if the Extension Volume was 30,000 tons and the Yearly Volume was 300,000 tons, the termination date would be extended by the calculation (30,000/300,000)*365 = 36.5, which is then rounded upward to 37 days.

Subject to (iii) below, when the total volume of Material under this Agreement is increased by an amount equal to the Extension Volume, the total Liquidated Damages will be credited back to Buyer by making a credit of [***] per ton against the price per ton for the Material in effect at that time until these cumulative credits have rebated the Liquidated Damages in full.

(iii)	Following payment of Liquidated Damages, the credit for recovery of the Liquidated Damages actually paid will begin when additional Material is subsequently and actually ordered, shipped and invoiced to Buyer; except that, if the Advance Payment has not yet been fully rebated, the credit for recovery of the Liquidated Damages actually paid will begin immediately after the Advance Payment has been rebated in full and then additional Material is subsequently and actually ordered, shipped and invoiced to Buyer.

(c) The parties acknowledge and agree that: (i) at Buyer’s request and in reliance upon Buyer’s projected requirements for Material which are reflected in Buyer’s purchasing obligations hereunder, Seller will maintain the operating mode of the Seller Plants and Seller will spend substantial capital funds to construct the New Plant so as to enable Seller to supply each Yearly Volume of Material as provided in this Agreement; (ii) the payment of liquidated damages as provided in this Section 4 is reasonable as a forecast of anticipated actual harm which would be caused by Buyer’s breach of its purchase

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obligations under this Agreement; (iii) such liquidated damages are not unreasonably large or in the nature of or the magnitude of a penalty; (iv) actual damages would be difficult to compute in the event of such a breach by Buyer; and, (v) obtaining an adequate remedy other than such liquidated damages would be inconvenient and not feasible. Seller recognizes that the liquidated damages provisions set forth in this Section 4 are Seller’s sole and exclusive remedy in the event Buyer fails for any reason, including but not limited to the failure of the parties to agree on the price (as provided in the attached Exhibit B) of the Material in any Contract Year, to purchase any or all of each Yearly Volume of Material as provided in this Agreement.

5.	If during the term of this Agreement Buyer wishes to switch a portion of the Buyer’s committed volume of one product size to another product size, Seller will allow Buyer to adjust the relative proportions of the various product sizes being ordered to match the actual proportions being produced by the mine throughout the duration of the Agreement. Regardless of such an adjustment, Buyer agrees that the total yearly commitment of all product sizes will be unchanged.

6.	Payment terms for Material and surcharges, if any, and excluding any associated with “freight prepaid” charges, are net thirty (30) days and all sales are subject to Seller’s Terms and Conditions of Sale, a copy of which is attached to this Agreement as Exhibit A. In the event of any conflict between the terms set forth in the body of this Agreement and Exhibit A, the terms set forth in the body of this Agreement will control.

7.	The parties will hold the terms of this Agreement in confidence provided that parties may disclose to their financial institutions, financial advisors, lawyers and accountants.

8.	The term of this Agreement will begin as of the Effective Date and will expire on the last day of the fourth (4th) Contract Year (June 30, 2016), unless sooner terminated as provided herein.

9.	This Agreement, including the attached Exhibits A and B, represents the entire agreement and understanding between Seller and Buyer regarding the subject matter hereof with respect to any time period during or after the first Contract Year and replaces all prior agreements, oral or written, regarding the same. The rights and obligations of Buyer under this Agreement may not be assigned or delegated, in whole or in part, without the prior written consent of Seller. Any attempted assignment contrary to the provisions of this Section 8 shall be of no force and effect.

10.	This Agreement may only be amended by a written agreement signed by both Seller and Buyer. Buyer may from time to time issue a purchase order, release or other similar transactional form or document. These forms and documents will be issued solely for the administrative convenience of the issuer and will not modify or amend this Agreement.

11.	It is expressly agreed and understood that the relationship between the parties to this Agreement is that of seller and buyer. This Agreement shall not create any partnership, joint-venture or similar arrangement nor any agency or employer-employee relationship between the parties to this Agreement.

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Seller:		Buyer:

Great Northern Sand LLC		Green Field Energy Services, INC. a Delaware Corporation

By:	/s/ Barry Ekstrand
	(signature)	By:	/s/ Virgil K. Vincent
Name:	Barry Ekstrand	Name:	Virgil Vincent
Title:	President	Title:	Vice President

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Exhibit A

Great Northern Sand LLC Terms and Conditions of Sales

1.	Prices: Unless otherwise noted on Seller’s invoice or in the Bill of Lading, all prices are net F.O.B. Seller’s plant and are exclusive of any sales, use or property taxes. Any clerical errors are subject to correction.

2.	Warranty: Except as is furnished herein in writing by Seller to Buyer, Seller warrants solely to Buyer only that materials furnished hereunder will be of the kind designated or specified, and no other warranty, except of title, shall be implied. Providing Buyer gives notice in accordance with Article 11, if goods sold hereunder contain defects in material or workmanship demonstrated to Seller’s satisfaction to have existed at the time of departure from Seller’s plant, Seller, reserving the right to either inspect them in Buyer’s hands or request their return will, at Seller’s option, correct or replace at Seller’s expense F.O.B. Seller’s plant, or give Buyer proper credit for such goods determined by Seller to defective, with all necessary packaging and transportation costs (if any) to be assumed by Buyer. The foregoing shall not apply to goods that shall have been subjected to alteration, contamination, improper maintenance or storage, misapplication, misuse, negligence or accident after shipment from Seller’s plant by anyone except Seller’s authorized employees or to goods to which Buyer’s tests use an unrepresentative sample.

EXCEPT AS SET FORTH ON FACE OF SELLER’S INVOICE OR ON THE BILL OF LADING, ALL WARRANTIES OF MATERIALS SOLD HEREUNDER, EXPRESSED OR IMPLIED, INCLUDING BUT NOTLIMITED TO WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY.

THE REMEDIES SET FORTH IN THIS ARTICLE 3 SHALL BE THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO THE BUYER, IN LIEU OF ALL OTHER REMEDIES FOR DAMAGES (INCLUDING BUT NOT LIMITED TO DIRECT, CONSEQUENTIAL AND SPECIAL OR INCIDENTAL DAMAGE ARISING OUT OF LATE, PARTIAL AND/OR NON DELIVERY, THE SALE, USE, FURNISHING OF MATERIALS, OR SUITABILITY FOR GENERAL OR PARTICULAR USE). IN NO EVENT WILL SELLER’S LIABILITY EXCEED THE CONTRACT (PURCHASE) PRICE FOR THE MATERIALS FOR WHICH LIABILITY IS CLAIMED. BUYER IS SOLELY RESPONSIBLE FOR DETERMINING SUITABILITY FOR USE AND SELLER SHALL IN NO EVENT BE LIABLE IN THIS RESPECT. THE GIVING OR FAILURE TO GIVE ADVICE, RECOMMENDATION OR SAFETY WARNINGS OF ANY CHARACTER BY SELLER SHALL NOT IMPOSE ANY LIABILITY UPON SELLER.

If the materials sold hereunder are resold by Buyer, Buyer agrees to include in the contract for resale provisions which limit recoveries against Seller in accordance with this Article 3. No employee or agent of Seller is authorized to make any warranty statement, promise or understanding other than that which is specifically set forth herein. The provisions in any specification data sheet or chart issued by Seller or attached hereto are descriptive only and are not warranties or representations.

3.	Safety Warning, Handling and Buyer Indemnity: PROLONGED INHALATION OF AIRBORNE SILICA CONTAINED IN SILICA SAND AND OTHER SILICA CONTAINING MATERIALS CAN CAUSE RESPIRATORY DISEASE INCLUDING SILICOSIS, A PROGRESSIVE, INCAPACITATING AND SOMETIMES FATAL DISEASE OF THE LUNGS. IARC HAS DETERMINED THAT CRYSTALLINE (WHICH INCLUDES (MICROCRYSTALLINE) SILICA INHALED FROM OCCUPATIONAL SOURCES CAN CAUSE CANCER IN HUMANS. THE RISK OF LUNG DISEASE IS INCREASED IF SMOKING IS COMBINED WITH SILICA RESPIRATION.

PROPER RESPIRATORY PROTECTION, SILICA DUST PREVENTION AND APPLICABLE HEALTH AND SAFETY REGULATORY PROTOCOL MUST BE STRICTLY OBSERVED AT ALL TIMES WHEN HANDLING SILICA BASED MATERIALS TO MINIMIZE RISK OF INJURY DUE TO INHALATION OF AIRBORNE SILICA.

SELLER WILL NOT BE LIABLE TO BUYER FOR ANY HARMFUL HEALTH EFFECTS WHICH MAY BE CAUSED BY EXPOSURE TO SILICA CONTAINING MATERIALS SOLD BY SELLER. Buyer warrants that it will adequately warn all of its employees and customers who may come in contact with Seller’s silica containing materials of the above described health hazards. Further, Buyer warrants it will fully comply with all applicable health and safety regulations and orders relating to the workplace handling of Seller’s goods. Buyer agrees that if the goods sold hereunder are resold by Buyer, Buyer will include in its contract for resale, provisions which include the full substance those contained in this Article 4, including the foregoing safety warning.

Should Buyer breach any of the duties and warranties set forth within this Article 4, BUYER AGREES TO FULLY INDEMNIFY, DEFEND ANDHOLD SELLER HARMLESS from and against any and all liability, claims, and suits of any third party including but not limited to employees or insurers of Buyer, in any way, in whole or in part, alleged to have arisen out of exposure to the Seller’s silica containing materials which are the subject to these Terms.

4.	Credit and Payments: Unless noted otherwise on Seller’s invoice and/or on the Bill of Lading, payment shall be made net thirty (30) days after shipment date. Seller reserves the right at any time to alter or suspend credit, or to change credit terms provided herein, when in its sole opinion Buyer’s financial condition so warrants. (Failure to pay an invoice at due date, at Seller’s election, makes all subsequent invoices immediately due and payable, irrespective of terms and Seller

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may withhold all subsequent deliveries under all outstanding orders until full payment is received). In the event of insolvency of Buyer, default in payment or repudiation by Buyer, or any breach of the terms of this agreement, Seller shall have the right to stop delivery of the goods and the Buyer shall be liable to Seller for any and all liabilities incurred by Seller as a result thereof including, but not limited to liabilities to third parties, collection costs, attorneys’ fees, and any associated costs incurred by Seller.

5.	Delivery: Delivery and shipment dates are estimated dates only and are not guaranteed. In estimating such dates, no allowance has been made nor shall Seller be liable for any damages, losses, penalties, whether direct, indirect, special, incidental or consequential, resulting from Seller’s failure or delay in performing, or for delays of carriers or delays from labor difficulties, Y2K-related computer error, shortages, strikes or stoppages of any sort, fires, accidents, failure or delay in obtaining materials or in Seller’s mining and processing facility, acts of government affecting Seller directly or indirectly, bad weather, or any causes beyond Seller’s control or causes designated Acts of God or force majeure by any statute or court of law.

6.	Shipping: Unless Buyer specifies otherwise in writing, (a) materials will be shipped as Seller may deem proper, and (b) routing and manner of shipment will be at Seller’s discretion. If special routing instructions are given, Buyer agrees to pay additional handling and transportation charges, if any.

7.	Termination: Seller may by written notice to Buyer terminate the whole or any part of this contract in any one of the following circumstances: (1) if Buyer fails to remit payment within the time specified herein or any authorized extension thereof; or (2) if Buyer fails to perform any of the other provisions of this contract after written notice to Buyer of such failure and Buyer’s failure to cure the same within thirty (30) days after receipt of such written notice; or (3) if Buyer becomes insolvent, or engages in any act which reasonably causes the Seller to deem itself insecure. Seller shall not by reason of such termination be liable to Buyer for any compensation, reimbursement, or damages including, in particular, but not limited to any direct, indirect, special, incidental or consequential damages or losses whatsoever, on account of expenditures, investments, or commitments.

8.	Assignment: The rights and obligations of Buyer hereunder may not be assigned without the prior written consent of Seller.

9.	Non-Waiver: Any failure by either party to require full payment or strict performance by the other party of any of the provisions herein or to exercise any right or remedy hereunder, shall not waive or diminish such party’s right thereafter to demand strict compliance therewith or with any other provision or to exercise any such right or remedy. Waiver of any default shall not waive any other default.

10.	Applicable Law: This agreement shall be governed by and construed under the laws of the State of Texas, U.S.A.

11.	Claims: It shall be the duty of Buyer to thoroughly inspect the materials purchased from Seller. All claims of any nature relating to the materials subject to this order including but not limited to claims of defect in materials, nonconforming discrepancy in quantity or delivery date shall be made in writing to Seller’s Customer Service Department within fifteen (15) days of receipt of goods by Buyer. Failure to make any such written claim within the above-prescribed period shall constitute waiver of any such claims and shall be deemed acceptance of such materials, quantities or delivery dates.

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EXHIBIT A

Great Northern Sand LLC Agreement

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Exhibit B

Pricing

- First Contract Year:	Price for First Contract Year shall be as follows:
Northern White Grade [***]
Northern White Grade [***]
Northern White Grade [***]

In addition, any “freight prepaid” prices shall include any freight and terminal costs then in effect and shall be subject to freight and terminal increases as they occur.*

- Second Contract Year:	Material prices to be agreed in writing by the parties; provided that, excluding any freight and terminal costs, the material price increase or price decrease for each product over that in effect during the immediately preceding Contract Year shall be no more than [***] in either case. In addition, any “freight prepaid” prices shall include any freight and terminal costs then in effect and shall be subject to freight and terminal increases as they occur.*

- Third Contract Year:	Material prices to be agreed in writing by the parties; provided that, excluding any freight and terminal costs, the material price increase or price decrease for each product over that in effect during the immediately preceding Contract Year shall be no more than [***] in either case. In addition, any “freight prepaid” prices shall include any freight and terminal costs then in effect and shall be subject to freight and terminal increases as they occur.*

-Fourth Contract Year:	Material prices to be agreed in writing by the parties; provided that, excluding any freight and terminal costs, the material price increase or price decrease for each product over that in effect during the immediately preceding Contract Year shall be no more than [***] in either case. In addition, any “freight prepaid” prices shall include any freight and terminal costs then in effect and shall be subject to freight and terminal increases as they occur.*

Failure of the parties to agree on the applicable price for any Contract Year as set forth above will have the effect of extending the price in effect during the immediately preceding Contract Year.

In addition, Buyer will pay such production based energy surcharge, if any, as may be imposed from time to time by Seller. Any such energy surcharge will be added to invoices as a separate line item.

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* Regardless of the delivery terms indicated, risk of loss will pass to Buyer when Material is delivered to the applicable carrier at the Seller Plant. With respect to any “freight prepaid” pricing, as a convenience for Buyer, Seller will, on Buyer’s behalf, make arrangements and prepay the transportation costs assessed by carriers to have the Material shipped from the applicable Seller Plant to the applicable Buyer plant, either directly or indirectly via a terminal. Any such “freight prepaid” charges will be invoiced separately from Material invoices. Seller will not incur any liability in the event of any delay or failure of carriers to perform transportation services. Buyer will be responsible for filing any claims with carriers. Transportation costs are subject to changes in base freight rates as well as the applicability of surcharges. When surcharges are assessed, or when freight rates or surcharges are increased, by the carrier, Seller will change the then “freight prepaid” price by the same amount. Any such change will become effective on the date implemented by the carrier. Transportation surcharges, if any, will be added to invoices as separate line items and paid by Buyer. Payment terms for any “freight prepaid” charges are net fifteen (15) days.

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SECURITY AGREEMENT—MEMBERSHIP INTERESTS

CRS PROPPANTS LLC, a Delaware limited liability company (“CRS”), whose address is 777 Post Oak Boulevard Suite 250, Houston, Texas 77056, and GREEN FIELD ENERGY SERVICES, INC., a Delaware corporation (“Secured Party”), whose address is 4023 Ambassador Caffery, Lafayette, LA., agree as follows:

RECITALS

A. CRS and Secured Party have entered into that certain Plant Construction Reimbursement and Sales Agreement dated substantially concurrently herewith (the “Sales Agreement”) pursuant to which Secured Party has agreed to pay the Advance Payment (as defined in the Sales Agreement) to CRS as an advance payment of [***] per ton for the first [***] tons of Material (as defined in the Sales Agreement) required to be purchased by Secured Party each year under the Sales Agreement, and CRS has agreed to credit the Advance Payment against the purchase price for the first [***] tons per year of Material actually ordered, shipped and invoiced to Secured Party, as more fully provided in the Sales Agreement.

B. In order to secure the credit of the Advance Payment against the purchase price for the first [***] tons of Material required to be purchased by Secured Party each year under the Sales Agreement, Secured Party has requested that CRS grant Secured Party a security interest in the Membership Interests (as defined below) of GREAT NORTHERN SAND LLC, a Delaware limited liability company (the “Limited Liability Company”), and CRS has agreed to do so, all upon the terms and conditions set forth herein.

ARTICLE 1

Creation of Security Interest

In order to secure the credit of the Advance Payment against the purchase price for Material actually ordered, shipped and invoiced to Secured Party under the Sales Agreement, CRS hereby grants to Secured Party a security interest in and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Secured Party all of CRS’s remedies, powers, privileges, rights, titles and interests of every kind and character now owned or hereafter acquired, created or arising (whether as a member or otherwise) in and to 30% of the membership interests in the Limited Liability Company listed and described on Exhibit A, hereto attached and hereby made a part hereof (the “Membership Interests”), which Membership Interests were created under and by virtue of the Limited Liability Company Agreement dated effective as of June 24, 2010 (as amended, the “Limited Liability Company Agreement”), together with all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing. All of the properties and interests described in this Article are herein collectively called the “Collateral.”

ARTICLE 2

Secured Credit

2.1 This Agreement is made to secure a credit of the Advance Payment against the purchase price for Material purchased by Secured Party each year under the Sales Agreement.

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2.2 Each time CRS credits the Advance Payment against the purchase price Material purchased by Secured Party each year under the Sales Agreement, the security interest on the Membership Interests pledged hereunder shall be automatically reduced by the proportionate amount that the Advance Payment has been reduced by the credit against the purchase price Secured Party hereby authorizes and directs CRS to file UCC-3 financing statement amendments from time to time with the applicable Secretary of State releasing the Membership Interests that are no longer subject to this Agreement.

ARTICLE 3

Representations and Warranties

CRS represents and warrants as follows:

(a) CRS is the legal and equitable owner and holder of good and marketable title to the Collateral free of any adverse claim and free of any security interest or encumbrance except only for the security interest granted hereby in the Collateral or as provided for in the LLC Agreement.

(b) CRS’s execution, delivery and performance of this Agreement does not and will not require any consent of any other person or entity.

(c) Except as otherwise expressly permitted by this Agreement, the liens and security interests of this Agreement will constitute valid and perfected first and prior liens and security interests on the Collateral, subject to no other liens, security interests or charges whatsoever.

(d) The Collateral is genuine, free from adverse claims or other security interests, defaults or defenses, and complies with applicable laws concerning form, content and manner of preparation and execution.

ARTICLE 4

Covenants

4.1 CRS covenants and agrees with Secured Party as follows:

(a) CRS shall furnish to Secured Party such instruments as may be required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

(b) CRS will, on request of Secured Party, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; and (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and such other instruments and to subject to the security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically any renewals, additions, substitutions, replacements or appurtenances to the then Collateral.

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ARTICLE 5

Events of Default

If CRS fails to credit the Advance Payment against the purchase price for Material purchased by Secured Party each year under the Sales Agreement as required under the terms of the Sales Agreement, Secured Party shall send CRS written notice thereof and CRS shall have thirty (30) days after its receipt of such notice to so credit the Advance Payment. If CRS fails to credit the Advance Payment within such thirty (30) day period, the same shall constitute an Event of Default (herein so called) under this Agreement.

ARTICLE 6 Remedies in Event of Default

6.1 Upon the occurrence of an Event of Default, and at any time thereafter until such time, if any, as such Event of Default has been cured:

(a) Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party or any entity controlling the Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefore any of the Advance Payment that has not been credited in accordance with the Sales Agreement and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable or is required by applicable law so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of any of the Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, (iii) to disclaim and to refuse to give any warranty, and (iv) to impose such other limitations or conditions in connection with any such sale as Secured Party deems necessary or advisable in order to comply with said Act or any other applicable law. CRS covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which CRS has or may have under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Secured Party shall give CRS written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party’s intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by

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applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner.

(b) Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas.

6.2 All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity, and the resort to any remedy provided for hereunder or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

ARTICLE 7

Additional Agreements

7.1 Upon the full credit of the Advance Payment against the purchase price for Material purchased by Secured Party each year under the Sales Agreement, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by CRS such security interest shall be released by Secured Party in due form and at CRS’s cost.

7.2 CRS will cause all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party shall reasonably request and will pay all such recording, filing, re-recording, and refiling taxes, fees and other charges. CRS hereby authorizes Secured Party to file all such financing statements and to take such other measures as Secured Party may deem necessary or appropriate to perfect any security interests created hereunder in and to the Collateral.

7.3 This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by CRS and Secured Party. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

7.4 Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an

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overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the address set forth above (and if so given, shall be deemed given when mailed). Either party’s address for notice may be changed at any time and from time to time, but only after thirty (30) days’ advance written notice to the other party and shall be the most recent such address furnished in writing by such party.

7.5 This Agreement shall be binding upon CRS, and the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of CRS, including all successors in interest of CRS in and to all or any part of the Collateral, and shall benefit Secured Party and its successors and assigns.

7.6 Terms used in this Agreement which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined.

7.7 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

7.8 This Agreement and the Sales Agreement embody the entire agreement and understanding between Secured Party and CRS with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. CRS acknowledges and agrees there is no oral agreement between CRS and Secured Party which has not been incorporated in this Agreement and the Sales Agreement.

EXECUTED as of the 28th day of October, 2011.

CRS:

CRS PROPPANTS LLC, a Delaware limited liability company

By:	/s/ Barry Ekstrand
Name:	Barry Ekstrand
Title:	President

SECURED PARTY:

GREEN FIELD ENERGY SERVICES, INC. a Delaware corporation

By:	/s/ Virgil K. Vincent
Name:	Virgil Vincent
Title:	Vice President

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LIMITED LIABILITY COMPANY AGREEMENT

OF

GREAT NORTHERN SAND LLC

(a Delaware Limited Liability Company)

This Limited Liability Company Agreement (the “Agreement”) of Great Northern Sand LLC (the “Company”), dated effective as of June 24, 2010 (the “Effective Date”), is hereby adopted, executed and agreed to by the party listed below as the sole Member.

1. Formation. The Company was formed on the Effective Date, as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act, as amended (the “Act”).

2. Term. The term of existence of the Company shall be perpetual, unless the Company is dissolved in accordance with either the provisions of this Agreement or the Act.

3. Purposes. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall have all of the powers to conduct such business as permitted under the Act.

4. Member. CRS Proppants LLC a Delaware limited liability company, is the sole member of the Company (such member or its successor, the “Member”).

5. Allocations to Member. The Member shall receive the allocation of all profits, losses, gains, deductions and credits with respect to the operations of the Company.

6. Contributions. Without creating any rights in favor of any third party, the Member may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

7. Distributions. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company and (b) to enjoy all other rights, benefits and interests as the sole Member of the Company.

8. Management. The management of the Company is fully reserved to the Member. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company. The Member may from time to time delegate to one or more persons such authority as the Member may deem advisable and may elect one or more persons as a president, vice president, secretary, treasurer or any other title of an officer (“Officer”) of the Company as determined by the Member to act on behalf of the Company with respect to any matter or matters delegated to such person by the Member. No Officer need be a resident of the State of Delaware. In the event the Member appoints a person as an Officer of the Company, the Member shall be deemed to have assigned and may thereafter assign titles to particular Officers.

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9. Officers. Each Officer shall hold office until the death, resignation, or removal of such Officer by the Member (with or without cause). Unless the Member decides otherwise, all Officers of the Company, as between themselves and the Company, shall have such authority, perform such duties and manage the Company as provided below.

(a) The President. The President shall have the active, executive management of the operations of the Company, subject however to the control of the Member. The President shall, in general, perform all duties incident to the office of president and such other duties as from time to time may be assigned to him or her by the Member.

(b) The Vice President. The Vice President shall have such powers and perform such duties as the Member may from time to time prescribe or as the President may from time to time delegate to him or her. At the request of the President, the Vice President may temporarily act in place of the President. In the case of the death, absence, or inability to act of the President, the Member may designate the Vice President to perform the duties of the President.

(c) The Secretary. The Secretary shall keep or cause to be kept the minutes of any Company meetings; shall see that all notices are duly given in accordance with the provisions of applicable law; shall be custodian of the records and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned by the Member or by the President.

(d) The Treasurer. The Treasurer shall be the principal financial officer of the Company; shall have charge and custody of and be responsible for all funds of the Company and deposit all such funds in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Member; shall receive and give receipts for moneys due and payable to the Company from any source; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Member or by the President. The Treasurer shall render to the President and the Member, whenever the same shall be required, an account of all transactions accomplished as treasurer and of the financial condition of the Company.

10. Tax Matters. The Company and the Member shall comply with all requirements of the Internal Revenue Code of 1986, as amended, with respect to the Company. In this regard, the Company shall be disregarded for federal tax purposes as provided in Treasury Regulations Section 301.7701-3.

11. Indemnification. To the extent allowed under the laws of the State of Delaware, the Company shall indemnify the Member and the Company’s Officers and employees from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which the Member, any Officer or any employee may be involved, or is threatened to be involved, as a party or otherwise, REGARDLESS OF WHETHER ARISING FROM ANY

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ACT OR OMISSION WHICH CONSTITUTED THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE (WHETHER ACTIVE OR PASSIVE) OF SUCH MEMBER, OFFICER OR EMPLOYEE, unless it is established that: (1) the act or omission of such Member, Officer or employee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the Member, Officer or employee actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the Member, Officer or employee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Member, Officer or employee did not meet the requisite standard of conduct set forth in this Section 11. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Member, Officer or employee acted in a manner contrary to that specified in this Section 11. Any indemnification pursuant to this Section 11 shall be made only out of the assets of the Company, including insurance proceeds, if any.

12. Transfers. The Member may freely transfer all or any part of its membership interest in the Company at any time, and any such transferee shall become an additional or substituted Member of the Company, as applicable, with full rights of a Member as set forth herein and in the Act.

13. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect or as may be required under the Act. No other event will cause the Company to dissolve.

14. Amendment. This Agreement may be amended at any time with the consent of the Member.

15. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned sole Member of the Company has executed this Agreement as of the date first above written.

SOLE MEMBER:

CRS PROPPANTS LLC

By:	/s/ Stephen R. Horn
Name:	Stephen R. Horn
Title:	Manager

By:	/s/ Steven L. Cobb
Name:	Steven L. Cobb
Title:	Manager

LLC AGREEMENT

GREAT NORTHERN SAND LLC

SIGNATURE PAGE

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